EXHIBIT 32.2

CERTIFICATE OF THE
CHIEF FINANCIAL OFFICER OF
INDEPENDENT BANK CORPORATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, Robert N. Shuster, Chief Financial Officer of Independent Bank Corporation, certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1)            The quarterly report on Form 10-Q for the quarterly period ended September 30, 2014, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

(2)            The information contained in this quarterly report on Form 10-Q for the quarterly period ended September 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Independent Bank Corporation.

INDEPENDENT BANK CORPORATION

Date: November 6, 2014	/s/ Robert N. Shuster
Robert N. Shuster
Chief Financial Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Independent Bank Corporation and will be retained by Independent Bank Corporation and furnished to the Securities and Exchange Commission or its staff upon request.